THIRD AMENDMENT
                              TO
                       ADVISORY AGREEMENT

This Third Amendment (the "Amendment") is made as of August 27,
2014, by and between PNC Funds (formerly known as Allegiant
Funds) (the "Trust") and PNC Capital Advisors, LLC (the "Adviser").

      WHEREAS, the Trust and the Adviser entered into an Advisory
Agreement dated as
of January 4, 2010, relating to the Adviser's provision of investment advisory services to the Trust; and

      WHEREAS, pursuant to Section 11 of the Agreement, the parties wish to amend the Agreement as set forth below.

NOW THEREFORE, the Agreement shall be amended as follows:

1. Schedule 1 of the Agreement is deleted and replaced in its entirety with Schedule 1 attached hereto.

      2. Except as amended hereby, the Agreement shall remain in full force andeffect.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below on the date and year first above written.

PNC FUNDS

By:/s/ Jennifer E. Spratley
Name:   Jennifer E. Spratley
Title: President



      PNC CAPITAL ADVISORS, LLC
By:/s/ Mark McGlone
Name:   Mark McGlone
Title:  President



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                          SCHEDULE 1

                          PNC FUNDS
                      ADVISORY AGREEMENT


                                          INVESTMENT ADVISORY FEE
EQUITY FUNDS

PNC Balanced Allocation Fund                         0.75%

PNC International Equity Fund                        0.90%

PNC Large Cap Core Fund           0.75% of $0 to less than $1 billion,
                                  0.70% of $1 billion to less than $1.5
                                        billion, and 0.65% of
                                          $1.5 billion and over

PNC Large Cap Growth Fund          0.75% of $0 to less than $1 billion,
                                   0.70% of $1 billion to less than $1.5
                                     billion, and 0.65% of
                                        $1.5 billion and over

PNC Large Cap Value Fund           0.75% of $0 to less than $1 billion,
                                   0.70% of $1 billion to less than $1.5
                                        billion, and 0.65% of
                                         $1.5 billion and over

PNC Mid Cap Fund                                0.75%

PNC Multi-Factor Small Cap Core Fund            0.90%

PNC Multi-Factor Small Cap Growth Fund           0.90%

PNC Multi-Factor Small Cap Value Fund            0.90%

PNC S&P 500 Index Fund              0.15% of $0 to less than $50 million,
                                   0.10% of $50 million to less than $150
                                        million, and 0.075% of
                                          $150 million and over

PNC Mid Cap Index Fund                           0.15%

PNC Small Cap Index Fund                         0.15%

PNC Small Cap Fund                               0.90%

FIXED INCOME FUNDS

PNC Bond Fund                                   0.40%

PNC Government Mortgage Fund                     0.40%

PNC High Yield Bond Fund                         0.50%

PNC Intermediate Bond Fund                       0.40%

PNC Limited Maturity Bond Fund                   0.35%

PNC Total Return Advantage Fund                  0.40%

PNC Ultra Short Bond Fund                        0.20%

TAX EXEMPT BOND FUNDS

PNC Intermediate Tax Exempt Bond Fund             0.40%

PNC Michigan Intermediate Municipal Bond Fund     0.40%

PNC Ohio Intermediate Tax Exempt Bond Fund         0.40%

PNC Pennsylvania Intermediate Tax Exempt Bond Fund    0.40%

PNC Maryland Tax Exempt Bond Fund                  0.40%

PNC Tax Exempt Limited Maturity Bond Fund           0.40%

MONEY MARKET FUNDS

PNC Government Money Market Fund                   0.25%

PNC Money Market Fund                              0.25%

PNC Ohio Municipal Money Market Fund               0.25%

PNC Pennsylvania Tax Exempt Money Market Fund      0.25%

PNC Tax Exempt Money Market Fund                   0.25%

PNC Treasury Money Market Fund                     0.25%

TARGET DATE FUNDS

PNC Target 2020 Fund                               0.40%*

PNC Target 2030 Fund                               0.40%*

PNC Target 2040 Fund                               0.40%*

PNC Target 2050 Fund                               0.40%*

PNC Retirement Income Fund                         0.40%*

*The investment advisory fee is charged on the average daily net assets of each Target Date Fund that are not invested in (1) other registered investment companies, (2) pooled investment vehicles that charge a fee for advisory services, and (3) exchange-traded notes the contractual returns of which are calculated by reference to the performance of a broad-based securities market index (a "broad-based ETN"). For these purposes, an exchange-traded note whose contractual returns are calculated by reference to an index or reference asset comprised of thirty or more securities will be considered a broad-based ETN, provided, that, regardless of the number of components of the index or reference asset, no exchange-traded note whose contractual returns are calculated by reference to an index or reference asset comprised of one or more interest rates, one or more measures of inflation or volatility, one or more commodities or currencies, and one or more securities of companies in a particular sector or industry shall be deemed a broad-based ETN.